UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2007

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification #)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of Principal Executive Office)

(303) 220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 28, 2007, Liberty Global, Inc. (LGI) issued a press release announcing its operating and financial results for the quarter ended December 31, 2006. The full text of that release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

The press release attached hereto as Exhibit 99.1 is being furnished to the SEC under Item 2.02 “Results of Operations and Financial Condition” of Form 8-K. The information furnished pursuant to this Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of LGI’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless LGI expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01. Other Events.

On February 28, 2007, LGI announced that it intends to purchase up to $500 million of LGI stock, consisting of approximately $250 million of each of its Series A common stock and Series C common stock at ranges of $28.20 to $31.00 for Series A shares and $26.65 to $29.35 for Series C shares. These prices represent an approximate 2% discount to an 8% premium to the closing share prices on Wednesday, February 28, 2007. The tender offers are expected to commence on or shortly after March 6, 2007.

The press release attached as Exhibit 99.1 hereto includes information relating to the tender offers, and only the information contained in the last sentence of paragraph 9 of the press release and under the heading “Specifics on Tender Offers” in the press release is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Vice President

Date: March 1, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release